PROMISSORY NOTE

$940,000

February16th, 2009

For value received, EPICENTER OIL & GAS, LLC (the *"Maker"*), a Florida limited liability company, the principal place of business of which is located at 17 Dogwood, Salem, IL 62881, hereby promises to pay to the order of INDIGO-ENERGY, INC., a Nevada Corporation (the *"Lender"* and together with the Maker, the *"Parties"*), having an address at 701 N. Green Valley Pkwy Suite 200, Henderson, NV 89074, or at such other place as the Lender may designate by written notice to Maker from time to time, the principal sum of Nine Hundred Forty Thousand Dollars ($940,000) (the *"Principal Amount"*), together with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, from the date hereof until the entire Principal Amount of this Revised Secured Promissory Note (this *"Note"*) shall be fully paid.

1. Maturity. This Note shall mature on the earlier of (i) One year from the issuance hereof; or (ii) five days after receipt by Epicenter of any funding, whether through the issuance of debt or of equity, in the aggregate amount of at least Five Million Dollars ($5,000,000) (the *"Maturity Date"*).

2. Interest Rate. From the date hereof through and including the Maturity Date, the Principal Amount shall bear interest, subject to the provisions of this Note, at an interest rate equal to five percent (5%) per annum (the *"Interest Rate"*). All interest payable hereunder shall be computed on a 30-day/360-day basis (i.e., interest for each month during which any of the Principal Amount is outstanding shall be computed at the interest rate then payable hereunder divided by 12, regardless of the actual number of days in the month).

3. Payment of Note. The Principal Amount and Interest due thereon, computed at the Interest Rate, shall be due and payable in full on the Maturity Date. All payments of the amounts payable under this Note shall be payable in immediately available funds in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

4. Maximum Interest. It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding, interest in excess of the said maximum rate shall be paid hereunder, the excess payment shall be deemed to have been made in error and shall automatically be applied to reduce the Principal Amount.

5. Acceleration; Default Rate. It is expressly agreed that the Principal Amount, together with all interest accrued thereon and all other sums payable under this Note, shall, at the option of the holder hereof, become immediately due and payable upon the occurrence of any "Event of Default" hereunder. In case of an Event of Default, the outstanding principal balance of this Note shall bear interest during the period in which the undersigned is in default at a rate equal to the lesser of two percent (2%) above the rate stated in Paragraph 2 of this Note or the maximum interest rate which may be collected from Maker under applicable law (the *"Default Rate"*).

6. Waivers. Maker hereby waives presentation for payment, demand for payment, notice of nonpayment, protest, notice of protest, diligence in collecting and notice of dishonor; and without further notice, hereby consent to renewals, extensions or partial payments either before or after the Maturity Date, and to reduction in the rate of interest hereunder, whether involving the present or any future holder of this Note. If principal or interest due under this Note is not paid when due, the Maker will pay the Lender's reasonable costs of collection, including reasonable attorneys' fees.

7. Amendment to Promissory Notes. This Note is executed pursuant to the Investment Agreement (the "Agreement") entered into by and among the Maker, the Lender and Rivers West, LLC, of even date hereof, and is intended to amend and replace the promissory notes previously issued by

Rivers West, LLC, of which the Lender acknowledges to be the beneficiary (the "***Old Notes***"), copies of which are attached hereto as exhibits to the Agreement, in the aggregate amount of $715,000, as well as additional monetary obligations of the Maker in the amount of $225,000. The Parties expressly agree that upon the issuance of this Note, the Old Notes shall be of no force and effect and all terms set forth therein shall be extinguished and substituted by the terms contained in this Note.

8. Successors and Assigns. This Note, and all covenants and agreements contained herein, shall be binding upon the Maker and its successors and permitted assigns and shall inure to the benefit of the Lender and its successors and assigns. The Maker may not assign or delegate any of its duties or obligations under this Note without the written consent of the Lender, which consent shall not be unreasonably withheld. The terms "Maker" and "Lender" whenever used herein include the respective successors and assigns of the original parties. If there is more than one Maker, all of their undertakings hereunder shall be deemed joint and several.

9. Event of Default. If any one or more of the following events (each, an ***"Event of Default"***) shall occur, that is to say:

(a) The Maker shall fail to make any payment in respect of interest on or principal of this Note within fifteen (15) days of becoming due, whether at maturity or by acceleration or otherwise; or

(b) The Maker shall: (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors, the commencement of such a voluntary case; (ii) have filed against it a petition commencing an involuntary case under said Title 11 which is not dismissed or vacated within 90 days after the date the same is filed; (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; have entered against it any order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property and, in the case of clause (B) or (C), any such order shall not have been vacated or rescinded within 90 days after the date such order was entered; or (iv) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(c) If a final judgment for the payment of money shall be rendered against the Maker and the Maker shall not discharge the same or cause it to be discharged within twenty (20) days from the entry thereof, or shall not, within such twenty (20) day period appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(d) If all or substantially all of the assets of the Maker or more than fifty percent (50%) shares of the membership interest of the Maker shall be sold, assigned, transferred, conveyed, mortgaged, pledged, hypothecated or alienated, in a single transaction or a series of transactions, without the prior written consent of the Lender, which consent shall note be unreasonably withheld; or

(e) If the Maker violates any Federal, State or local law applicable to the Maker or the Maker receives written notice with regard to the violation of any law and the Maker fails promptly to notify the Lender of such violation notice, and, in any such instance, the Maker fails to cure any such violation within thirty (30) days after receipt of such notice; or

10. Notices. All notices and other communications given hereunder shall be in writing and shall be directed to the address or telecopier number set forth below or to such other address or telecopier number as either party hereto may designate to the other party hereto by like notice:

If to Maker, to:	EPICENTER OIL & GAS, LLC 17 Dogwood Salem, IL 62881 Attn: Robert R. Turnage Fax No. ______________
If to Lender, to:	Indigo-Energy, Inc. 701 N. Green Valley Pkwy., Suite 200 Henderson, NV 89074 Attn.: Steven P. Durdin Fax No. ______________

11. Reinstatement. This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the then holder of this Note upon the bankruptcy or reorganization or otherwise of the Maker, all as though such payment had not been made.

12. Governing Law; Jurisdiction. This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law). Maker hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (or any county in New York State where any portion of the Premises is located) over any suit, action or proceeding arising out of or relating to this Note, and Maker hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the City of New York (or such other county in New York State) may be made by certified mail, return

receipt requested, directed to Maker at the address first set forth above, and service so made shall be complete three (3) days after the same shall have been so mailed.

13. Miscellaneous. This Note may not be modified or terminated orally. No requirements hereunder may be waived at any time except by a writing signed by the holder hereof and no waiver shall be operative upon other than a single occasion. The failure on the part of the Lender to at any time enforce any of the provisions of this Note shall not be deemed or construed to be a waiver of any such provisions, nor in any way to affect the validity of this Note or any provision hereof or the right of the Lender to thereafter enforce each and every provision of this Note. No waiver of any breach of any of the provisions of this Note shall be effective unless set forth in a written instrument executed by the party against which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach. All rights and remedies of the Lender hereunder shall be cumulative. In any action or proceeding based on or arising out of the indebtedness evidenced by this Note, or against any or all of the security for this Note, no defense of adequacy of security or that resort must first be had to any particular security or remedy or to any other person shall be asserted. All rights and remedies herein specified are intended to be cumulative and not in substitution for any right or remedy otherwise available.

14. Time of the Essence. Time is of the essence as to all dates set forth herein.

15. TRIAL WAIVERS. MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER ON THIS NOTE, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF (OTHER THAN INJUNCTIVE RELIEF GRANTED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER ON THIS NOTE), (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM WHICH CAN ONLY BE ASSERTED IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER UNDER THIS NOTE AND WHICH CANNOT BE MAINTAINED IN ANY SEPARATE ACTION) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the Maker has caused these presents to be duly executed the day and year first above written.

Epicenter Oil & Gas, LLC

By: ____________________

Name: Frank G. Finkbeiner

Title: Managing Member

Section 11. Survival. All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into as of the date first written above.

INDIGO-ENERGY, INC.

By:
Title:
Date:

EPICENTER OIL & GAS, LLC

By: Frank G. Finkbeiner
Title: Managing Member
Date: February 16, 2009